Exhibit 10.1

SIXTH AMENDMENT TO THE

FOURTH AMENDED AND RESTATED AGREEMENT OF

LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.

This SIXTH AMENDMENT TO THE FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., dated as of December 31, 2011 (this “Amendment”), is being executed by AIMCO-GP, Inc., a Delaware corporation (the “General Partner”), as the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority conferred on the General Partner by Section 7.3.C of the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994 and restated as of February 28, 2007, as amended and/or supplemented from time to time (including all the exhibits thereto, the “Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.

WHEREAS, the General Partner has determined it is in the best interests of the Partnership to amend Section 6 of the Partnership Unit Designation of the Class I High Performance Partnership Units (the “HPUs”) of the Partnership (Exhibit F to the Agreement) to provide that Holders of HPUs shall have redemption rights commencing after December 31, 2016, in lieu of redemption rights upon the occurrence of a Change in Control.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 6 of the Partnership Unit Designation of the HPUs (Exhibit F to the Agreement) is hereby amended by deleting the words “Upon the occurrence of a Change of Control,” and inserting in lieu thereof the words “At any time after December 31, 2016,”

2. Section 6 of the Partnership Unit Designation of the HPUs (Exhibit F to the Agreement) is hereby amended by adding a new sentence at the end of Section 6 as follows: “Notwithstanding anything to the contrary herein, a Holder of Class I High Performance Partnership Units shall not have the right to redeem Class High Performance Partnership Units if the issuance of REIT Shares in exchange for such Class I High Performance Partnership Units would require shareholder approval (which has not been obtained) under the applicable rules of a securities exchange on which the REIT Shares are then listed.”

3. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

AIMCO-GP, INC.

By:	/s/ Miles Cortez
Name:	Miles Cortez
Title:	Executive Vice President & Chief Administrative Officer